CERTIFICATE OF CORRECTION
                                       OF
                              CERTIFICATE OF TRUST
                                       OF
                         CREDIT SUISSE OPPORTUNITY FUNDS

                  This Certificate of Correction of Certificate of Trust (the "Certificate of Correction") of Credit Suisse Opportunity Funds (the "Trust"), a statutory trust organized and existing under the Delaware Statutory Trust Act (12 Del.C. ss. 3801 et. seq.) (the "Act"), is being duly executed and filed on behalf of the Trust by the undersigned, as trustee.

                  1. The Certificate of Trust for Credit Suisse Opportunity Funds was filed and recorded with the Secretary of State of the State of Delaware on May 31, 1995 (the "Certificate of Trust").

                  2. The Agreement and Declaration of Trust was inadvertently omitted from the original filing.

                  3. The Certificate of Trust is hereby corrected by inserting paragraph 4 to read in its entirety as follows:

                  "4. The Agreement and Declaration of Trust is attached as Exhibit A hereto."

                  4. The Agreement and Declaration of Trust as referenced in paragraph 3 above is attached hereto as Exhibit A.

                  5. This Certificate of Correction shall be effective upon filing.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Correction in accordance with Section 3811(a)(2) of the Act.


                                                     /s/Steven N. Rappaport
                                                     -------------------------
                                                     Name: Steven N. Rappaport
                                                     Title:   Trustee

                                                                       EXHIBIT A

                           WINTHROP OPPORTUNITY FUNDS

--------------------------------------------------------------------------------
                       AGREEMENT AND DECLARATION OF TRUST
--------------------------------------------------------------------------------












                                  MAY 31, 1995

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I           The Trust..................................................1

        1.1.        Name.......................................................1
        1.2.        Definitions................................................1

ARTICLE II          Trustees...................................................3

        2.1.        Number and Qualification...................................3
        2.2.        Term and Election..........................................3
        2.3.        Resignation and Removal....................................3
        2.4.        Vacancies..................................................4
        2.5.        Meetings...................................................4
        2.6.        Officers...................................................5

ARTICLE III         Powers and Duties of Trustees..............................5

        3.1.        General....................................................5
        3.2.        Investments................................................5
        3.3.        Legal Title................................................6
        3.4.        Issuance and Repurchase of Shares..........................6
        3.5.        Borrow Money or Utilize Leverage...........................6
        3.6.        Delegation; Committees.....................................6
        3.7.        Collection and Payment.....................................7
        3.8.        Expenses...................................................7
        3.9.        By-Laws....................................................7
        3.10.       Miscellaneous Powers.......................................7
        3.11.       Further Powers.............................................8
        3.12.       Trustee Action by Written Consent..........................8

ARTICLE IV          Advisory, Management and Distribution Arrangements.........8

        4.1.        Advisory and Management Arrangements.......................8
        4.2.        Distribution Arrangements..................................9
        4.3.        Parties to Contract........................................9

ARTICLE V           Limitations of Liability and Indemnification...............9

        5.1.        No Personal Liability of Shareholders......................9
        5.2.        Non-Liability of Trustees, etc............................10
        5.3.        Mandatory Indemnification.................................10
        5.4.        No Bond Required of Trustees..............................11

        5.5.        No Duty of Investigation; Notice in Trust
                      Instruments, etc........................................11
        5.6.        Reliance on Experts, etc..................................12
        5.7.        Indemnification of Shareholders...........................12

ARTICLE VI          Shares of Beneficial Interest.............................12

        6.1.        Beneficial Interest.......................................12
        6.2.        Series Designation........................................12
        6.3.        Class Designation.........................................13
        6.4.        Description of Shares.....................................13
        6.5.        Rights of Shareholders....................................14
        6.6.        Trust Only................................................15
        6.7.        Issuance of Shares........................................15
        6.8.        Register of Shares........................................16
        6.9.        Transfer Agent and Registrar..............................16
        6.10.       Transfer of Shares........................................16
        6.11.       Notices...................................................16

ARTICLE VII         Custodians................................................17

        7.1.        Appointment and Duties....................................17
        7.2.        Central Certificate System................................17

ARTICLE VIII  Redemption......................................................18

        8.1.        Redemptions...............................................18
        8.2.        Disclosure of Holding.....................................18
        8.3.        Redemptions of Small Accounts.............................18

ARTICLE IX          Determination of Net Asset Value; Net Income
                      and Distributions.......................................19

        9.1.        Net Asset Value...........................................19
        9.2.        Distributions to Shareholders.............................19
        9.3.        Power to Modify Foregoing Procedures......................20

ARTICLE X           Shareholders..............................................20

        10.1.       Meetings of Shareholders..................................20
        10.2.       Voting....................................................20
        10.3.       Notice of Meeting and Record Date.........................21
        10.4.       Quorum and Required Vote..................................21
        10.5.       Proxies, etc..............................................21
        10.6.       Reports...................................................22
        10.7.       Inspection of Records.....................................22
        10.8.       Shareholder Action by Written Consent.....................22

ARTICLE XI          Duration:  Termination of Trust; Amendment; Mergers, Etc..22

        11.1.       Duration..................................................22
        11.2.       Termination...............................................22
        11.3.       Amendment Procedure.......................................23
        11.4.       Merger, Consolidation and Sale of Assets..................24
        11.5.       Incorporation.............................................24

ARTICLE XII         Miscellaneous.............................................25

        12.1.       Filing....................................................25
        12.2.       Resident Agent............................................25
        12.3.       Governing Law.............................................25
        12.4.       Counterparts..............................................25
        12.5.       Reliance by Third Parties.................................25
        12.6.       Provisions in Conflict with Law or Regulation.............26

                           WINTHROP OPPORTUNITY FUNDS

                       AGREEMENT AND DECLARATION OF TRUST

                  AGREEMENT AND DECLARATION OF TRUST made on the ___ 31 ___ day of May, 1995, by the Trustees hereunder, and by the holders of shares of beneficial interest issued hereunder as hereinafter provided.

                  WHEREAS, this Trust has been formed to carry on business as set forth more particularly hereinafter;

                  WHEREAS, this Trust is authorized to issue its shares of beneficial interest in separate series and classes of each such series, each separate series to be a sub-trust hereunder, all in accordance with the provisions hereinafter set forth;

                  WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware business trust in accordance with the provisions hereinafter set forth; and

                  WHEREAS, the parties hereto intend that the Trust created by this Declaration shall constitute a business trust under the Delaware Business Trust Statute and that this Declaration shall constitute the governing instrument of such business trust.

                  NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities, and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust or sub-trusts created hereunder as hereinafter set forth.

                                    ARTICLE I

                                    The Trust

                  1.1. Name. This Trust shall be known as the "Winthrop Opportunity Funds" and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.

                  1.2. Definitions. As used in this Declaration, the following terms shall have the following meanings:

                  The terms "Affiliated Person", "Assignment", "Commission", "Interested Person" and "Principal Underwriter" shall have the meanings given them in the 1940 Act.

                  "By-Laws" shall mean the By-Laws of the Trust as amended from time to time by the Trustees.

                  "Class" shall mean a portion of Shares of the Trust or a Series of the Trust established in accordance with Section 6.3 hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                  "Declaration" shall mean this Agreement and Declaration of Trust, as amended or amended and restated from time to time.

                  "Delaware Business Trust Statute" shall mean the provisions of the Delaware Business Trust Act, 12 Del. C.ss.3801, et. seq., as such Act may be amended from time to time.

                  "Fundamental Policies" shall mean the investment policies and restrictions as set forth from time to time in any Prospectus of the Trust or any Series and designated as fundamental policies therein as they may be awarded in accordance with the requirements of 1940 Act.

                  "Majority Shareholder Vote" shall mean a vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of the Trust, any Series of the Trust or any Class thereof, as applicable.

                  "Person" shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "Prospectus" shall mean the currently effective Prospectus of the Trust, any Series of the Trust or any Class thereof under the Securities Act of 1933, as amended.

                  "Series" shall mean the separate sub-trusts that may be established and designated as series pursuant to Section 6.2 hereof or any one of such sub-trusts.

                  "Shareholders" shall mean as of any particular time the holders of record of outstanding Shares of the Trust, any Series of the Trust or of any Class thereof, as applicable, at such time.

                  "Shares" shall mean the transferable units of interest into which the beneficial interest in the Trust or in a Series of the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares, which Shares may be divided into Classes. All references to Shares shall be deemed to be Shares of any or all Series or Classes as the context may require.

                  "Trust" shall mean the trust established by this Declaration, as amended from time to time, inclusive of each such amendment and every sub-trust established as a Series hereunder.

                  "Trustees" shall mean the signatories to this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office.

                  "Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust, any Series thereof or the Trustees in such capacity.

                  The "1940 Act" refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

                                   ARTICLE II

                                    Trustees

                  2.1. Number and Qualification. Prior to a public offering of Shares, there may be a sole Trustee and thereafter, the number of Trustees shall be no less than three or more than seven, provided, however, that the number of Trustees may be increased or decreased by a written instrument signed by a majority of the Trustees then in office. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. An individual nominated as a Trustee shall be at least 21 years of age and not older than 70 years of age at the time of nomination and not under legal disability. Trustees need not own Shares and may succeed themselves in office.

                  2.2. Term and Election. Except for the Trustees appointed to fill vacancies pursuant to Section 2.4 hereof, each Trustee shall be elected to serve for a term of 3 years or until death, resignation, removal, reelection by written ballot at the annual meeting, if one is held pursuant to Section 10.1, or at any special meeting. Subject to Section 2.4 hereof, each Trustee named herein, or elected or appointed pursuant to the terms hereof shall hold office until such Trustee's successor has been elected at such meetings and has qualified to serve as Trustee. Election of Trustees at a meeting shall be by the affirmative vote of the holders of a plurality of the Shares present in person or by proxy. Each individual elected or appointed as a Trustee of the Trust shall by such election or appointment also be elected or appointed, as the case may be, as a Trustee of each Series of the Trust then in existence. The election or appointment of any Trustee (other than an individual who was serving as a Trustee immediately prior thereto) shall not become effective unless and until such person shall have in writing accepted his election and agreed to be bound by the terms of this Declaration.

                  2.3. Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof) by the action of two-thirds of the remaining Trustees or the holders of a majority of the Shares. Upon the resignation or removal of a Trustee, or such persons otherwise ceasing to be a Trustee, such persons shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee's legal representative shall execute and deliver on such Trustee's behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

                  2.4. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustee may fill such vacancy by appointing an individual having the qualifications described in this Article by a written instrument signed by a majority of the Trustees then in office or by election by the Shareholders, or may leave such vacancy unfilled or may reduce the number of Trustees (provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 2.1 hereof). Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office or by election by the Shareholders. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

                  2.5. Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be mailed not less than 48 hours before the meeting or otherwise actually delivered orally or in writing not less than 24 hours before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless provided otherwise in this Declaration of Trust, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.

                  Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

                  With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

                  All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting.

                  2.6. Officers. The Trustees shall elect a President, a Secretary and a Treasurer and may elect a Chairman who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairman, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. A Chairman shall, and the President, Secretary and Treasurer may, but need not, be a Trustee.

                                  ARTICLE III

                          Powers and Duties of Trustees

                  3.1. General. The Trustees shall owe to the Trust and its Shareholders the same fiduciary duties as owed by directors of corporations to such corporations and their stockholders under the general corporation law of the State of Delaware. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust or any Series thereof to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust or any Series thereof. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

                  3.2. Investments. The Trustees shall have power, subject to the Fundamental Policies in effect from time to time with respect to the Trust or a Series of the Trust, to:

                       (a) manage, conduct, operate and carry on the business of an investment company;

                       (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to securities of any type whatsoever, whether equity or non-equity, of any issuer, evidences of indebtedness of any person and any other rights, interests, instruments or property of any sort and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

                  3.3. Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust or any Series thereof, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that the interest of the Trust or any Series thereof therein is appropriately protected.

                  The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the ceasing of any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

                  3.4. Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, shall have the power to establish from time to time in accordance with the provisions of Section 6.3 hereof two or more classes representing interests in the Trust or a Series thereof and, subject to the more detailed provisions set forth in Articles VII and IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the applicable Series of the Trust whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Delaware governing business corporations.

                  3.5. Borrow Money or Utilize Leverage. Subject to the Fundamental Policies in effect from time to time with respect to the Trust or a particular Series, the Trustees shall have the power to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust or any Series thereof, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation; provided, however, that the assets of any particular Series or Class shall not be used as security for any credit extended solely to one or more other Series or Classes.

                  3.6. Delegation; Committees. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to at least the same extent as such delegation is permitted to directors of a Delaware business corporation and is permitted by the 1940 Act, as well as any further delegations the Trustees may determine to be desirable, expedient or necessary in order to effect the purpose hereof. The Trustees may designate an executive committee which shall have all authority of the entire Board of Trustees except such committee cannot declare dividends and cannot authorize removal of a director or any merger, consolidating or sale of substantially all of the assets of the Trust.

                  3.7. Collection and Payment. The Trustees shall have power to collect all property due to the Trust or any Series of the Trust or any Class thereof; to pay all claims, including taxes, against the Trust Property, the Trust or any Series of the Trust or any Class thereof, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property, the Trust or any Series of the Trust or any Class thereof, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust or any Series of the Trust or any Class thereof; and to enter into releases, agreements and other instruments. Except to the extent required for a Delaware business corporation, the Shareholders shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders.

                  3.8. Expenses. The Trustees shall have power to incur and pay out of the assets or income of the Trust or any Series of the Trust or any Class thereof, any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and the business of the Trust or any Series of the Trust or any Class thereof, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series or Class thereof, to pay directly, in advance or arrears, for charges of distribution, of the custodian or transfer, Shareholder servicing or similar agent of such Series or Class, a pro rata amount as defined from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

                  3.9. By-Laws. The Trustees may adopt and from time to time amend or repeal the By-Laws for the conduct of the business of the Trust.

                  3.10. Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust or any Series thereof; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust or any Series thereof against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust or any Series thereof has dealings, including without limiting any advisor, administrator, manager, distributor or selected dealer, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; and (i) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

                  3.11. Further Powers. The Trustees shall have power to conduct the business of the Trust or any Series of the Trust or any Class thereof and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust or any Series of the Trust or any Class thereof although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust or any Series of the Trust or any Class thereof made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust Property.

                  3.12. Trustee Action by Written Consent. Any action which may be taken by Trustees by vote may be taken without a meeting if the number of Trustees required for approval of such action at a meeting of Trustees consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

                                   ARTICLE IV

               Advisory, Management and Distribution Arrangements

                  4.1. Advisory and Management Arrangements. Subject to the requirements of applicable law as in effect from time to time, the Trustees may in their discretion from time to time enter into advisory, administration or management contracts whereby the other party to such contract shall undertake to furnish the Trustees such advisory, administrative and management services, with respect to the Trust or any Series of the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize any advisor, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect investment transactions with respect to the assets of any Series thereof on behalf of the Trustees to the full extent of the power of the Trustees to effect such transactions or may authorize any officer, employee or Trustee to effect such transactions pursuant to recommendations of any such advisor, administrator or manager (and all without further action by the Trustees). Any such investment transaction shall be deemed to have been authorized by all of the Trustees.

                  4.2. Distribution Arrangements. Subject to compliance with the 1940 Act, the Trustees may adopt and amend or repeal from time to time and implement one or more plans of distribution pursuant to Rule 12b-1 of the 1940 Act on any successor or related rules for the Trust or for any Series of the Trust or any Class thereof, each of which plans may provide to the maximum extent then permitted by applicable law for the payment of specified marketing, distribution, shareholder relations and all other permitted expenses of the Trust or the respective Series or Class and its agents and the agents of such agents as to both amounts and, manner of payment, timing, allocation of expenses and methods of changing such fees and expenses, including direct and indirect charges. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of the Shares of the Trust or any Series of the Trust or any Class thereof, whereby the Trust may either agree to sell such Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws; and such contract may also provide for the repurchase or sale of Shares of the Trust or any Series of the Trust or any Class thereof by such other party as principal or as agent of the Trust or the respective Series and may provide that such other party may enter into selected dealer agreements with registered securities dealers and brokers and servicing and similar agreements with persons who are not registered securities dealers to further the purposes of the distribution or repurchase of the Shares of the Trust or any Series of the Trust or any Class thereof and any plan or plans of distribution adopted by the Trustees.

                  4.3. Parties to Contract. Any contract of the character described in Section 4.1 and 4.2 of this Article IV or in Article VII hereof may be entered into with any Person, although one or more of the Trustees, officers or employees of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust or any Series of the Trust or any Class thereof under or by reason of. said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same Person may be the other party to contracts entered into pursuant to Sections 4.1 and 4.2 above or Article VII, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.3.

                                   ARTICLE V

                  Limitations of Liability and Indemnification

                  5.1. No Personal Liability of Shareholders. The Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware pursuant to Section 3803 of the Delaware Business Trust Statute or any successor, but in no event shall this liability be increased.

                  5.2. Non-Liability of Trustees, etc. No Trustee, officer, employee or agent of the Trust or any Series of the Trust shall be liable to the Trust or the respective Series, the Shareholders of the Trust or the respective Series, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

                  5.3. Mandatory Indemnification. To the maximum extent permitted by law, the Trustee shall indemnify from the assets of the Trust or the respective Series thereof in question each of its Trustees, officers, employees, agents, associates and controlling persons and the partners, officers, employers and agents thereof (including persons who serve at its request as directors, officers, partners, trustees or the like of another organization) and any person controlling such person against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or the respective Series of the Trust or Class thereof and furthermore, in the case of any criminal proceeding, he had no reasonable cause to believe that the conduct was unlawful, provided that (1) no indemnitee shall be indemnified hereunder against any liability to the Trust or any Series of the Trust or the Shareholders of the Trust by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his position, (2) as to any matter disposed of by settlement or a compromise payment by such indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such compromise is in the best interests of the Trust or the respective Series of the Trust or Class thereof and that such indemnitee appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust or the respective Series of the Trust or Class thereof and did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his position and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee was authorized by a majority of the Trustees. All determinations that the applicable standards of conduct have been met for indemnification hereunder, or that advance payments in connection with the expense of defending any action shall be authorized, shall be made (a) by a final decision on the merits by a court or other body before whom the proceeding was brought that such indemnitee is not liable by reason of disabling conduct or, (b) in the absence of such a decision, by (i) a majority vote of a quorum consisting of Trustees who are neither Interested Persons of the Trust nor parties to the proceeding ("disinterested non-party Trustees"), or (ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized and shall be made in accordance with clause
(b) above.

                  The rights accruing to any indemnitee under these provisions shall not exclude any other right to which he may be lawfully entitled. The Trustees may make advance payments in connection with the expense of defending any action with respect to which indemnification might be sought under this Section, provided that the Trustees shall receive a written affirmation of the indemnified indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Trust or the respective Series of the Trust in the event it is subsequently determined that he is not entitled to such indemnification and provided further that the Trustees determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met:

                       (a) the indemnitee shall provide a security for his undertaking,

                       (b) the Trust or the respective Series thereof, as applicable, shall be insured against losses arising by reason of any lawful advances, or

                       (c) a majority of a quorum of the disinterested non-party Trustees or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

                  5.4. No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of his duties hereunder.

                  5.5. No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Trust or any Series of the Trust or Class thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust or any Series of the Trust or any Class thereof, and every other act or thing whatsoever executed in connection with the Trust or any Series of the Trust or Class thereof shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust or any Series of the Trust or Class thereof made or issued by the Trustees or by any officers, employees or agents of the Trust or any Series thereof, in their capacity as such, shall contain an appropriate recital to the effect that the Shareholders, Trustees, officers, employees or agents of the Trust or the respective Series of the Trust or Class thereof shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to this Declaration, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, Shareholders, officers, employees or agents of the Trust or any series of the Trust or any Class thereof. The Trustees may maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

                  5.6. Reliance on Experts, etc. Each Trustee and officer or employee of the Trust or any Series of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust or any Series of the Trust or Class thereof, upon an opinion, of counsel, or upon reports made to the Trust or any Series thereof by any of the Trust's officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                  5.7. Indemnification of Shareholders. If any Shareholder or former Shareholder of any Series shall be held personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified to the maximum extent permitted by law against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by such Shareholder, assume the defense of any claim made against such Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

                                   ARTICLE VI

                          Shares of Beneficial Interest

                  6.1. Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into an unlimited number of transferable shares of beneficial interest without par value. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and, except as provided in the last sentence of Section 3.8, nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust.

                  6.2. Series Designation. The Trustees, in their discretion from time to time, may authorize the division of Shares into two or more Series, each Series relating to a separate portfolio of investments and each of which Series shall be a separate and distinct subtrust of the Trust. Each Series so established hereunder shall be deemed to be a separate trust under the provisions of Delaware law. The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate such separate and distinct Series and to fix and determine the relative rights and preferences as between the different Series. The establishment and designation of any Series shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth the establishment and designation of such Series. Such instrument shall also set forth any rights and preferences of such Series which are in addition to the rights and preferences of Shares set forth in this Declaration. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish or alter that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

                  6.3. Class Designation. The Trustees, in their discretion from time to time, may authorize the division of Shares of the Trust or any Series into two or more Classes of Shares all the assets of which shall be commingled with the other classes of such Series. The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate such separate and distinct Classes and to fix and determine the relative rights, terms, conditions and expenses applicable to each Class of Shares to the maximum extent permitted by the 1940 Act. The establishment and designation of any Class of Shares shall be effective upon the affirmative vote of a majority of the Trustees of the Trust, including the Trustees who are not interested persons of the Trust. At any time that there are no Shares outstanding of any particular Class previously established and designated, the Trustees may by the affirmative vote of a majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust, abolish or alter that Class and the establishment and designation thereof.

                  6.4. Description of Shares. If the Trustees shall create sub-trusts and divide the Shares into one or more Series or create Classes of Shares, the following provisions shall be applicable:

                       (a) Number of Shares. The number of Shares of each Series or Class that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more Series or Classes that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Series or Class), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Series or Class reacquired by the Trust at their discretion from time to time.

                       (b) Investment of Property. The power of the Trustees to invest and reinvest the Trust Property of each Series that may be established shall be governed by Section 3.2 of this Declaration.

                       (c) Allocation of Assets. All consideration received by the Trust for the issue or sale of Shares of a particular Series or Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payment derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees and Trust for the benefit of the Shareholders of such Series and, subject to the rights of creditors of such Series only, shall irrevocably belong to that Series for all purposes, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and anything so allocated to a Series shall belong to such Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

                       (d) Allocation of Expenses. The assets belonging to each particular Series or attributable to each particular Class shall be charged with the liabilities of the Trust in respect of that Series or Class and all expenses, costs, charges and reserves attributable to that Series or Class, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or attributable to any particular Class shall be allocated and charged by the Trustees to and among any one or more of the Series or Classes established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable; provided that any incremental expenses allocated to one or more Classes of Shares on a basis other than the relative net asset values of the respective Classes shall be allocated in a manner consistent with the 1940 Act. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. Under no circumstances shall the assets allocated or belonging to a particular Series or attributable to a particular Class be charged with any liabilities attributable to another Series or Class. Any creditor may look only to the assets of the particular Series or Class with respect to which such person is a creditor for satisfaction of such creditor's debt.

                       (e) Dividends. The power of the Trustees to pay dividends and make distributions with respect to any one or more Series shall be governed by Section 9.2 of this Trust. Dividends and distributions on Shares of a particular Series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Series, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on each Class of a Series shall be distributed pro rata to the holders of Shares of that Class in proportion to the number of Shares of that Class held by such holders at the date and time of record established for the payment of such dividends or distributions, and such dividends and distributions need not be pro rata with respect to dividends and distributions paid to Shares of any other Class of such Series. Dividends and distributions shall be paid with respect to Shares of a given Class only out of lawfully available assets attributable to such Class.

                  6.5. Rights of Shareholders. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares with respect to a particular Series or Class, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or, subject to the right of the Trustees to charge certain expenses directly to Shareholders, as provided in the last sentence of Section 3.8, suffer an assessment of any kind by virtue of their ownership of Shares.

The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified in this Section 6.5 and except for rights of appraisal specified in Section 11.4). Notwithstanding anything to the contrary contained herein:

                         (i) Any Class of shares denominated as being
                    convertible automatically, and without any action or choice on the part of the holder thereof or shares denominated as being convertible based on an election of the holder thereof, into Class A Shares or any other Class of Shares (or fractions thereof) pursuant to such terms, conditions and restrictions as may be established by the Board of Trustees and set forth from time to time in the Prospectus of the Fund with respect to such Shares shall be convertible on such terms as are described in the Prospectus.

                         (ii) The number of Shares into which each such
                    convertible Share shall convert pursuant to the foregoing paragraph shall equal the number (including for this purpose fractions of a Share) obtained by dividing the net asset value per share of the convertible Share for purposes of sales and redemptions thereof on the date of such conversion (the "Conversion Date") by the net asset value per share of the Class of Shares being converted into for purposes of sales and redemptions thereof on the Conversion Date.

                         (iii) On the Conversion Date, those Shares which are
                    converted into another Class of Shares shall cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive dividends declared prior to the Conversion Date but unpaid as of the Conversion Date) will cease. Certificates representing Shares resulting from conversion may be issued pursuant to such terms and conditions as may be established from time to time by the Board of Trustees.

                  6.6. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

                  6.7. Issuance of Shares. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares with respect to any Series that may have been established pursuant to Section 6.2, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time divide or combine the Shares of any Series into a greater or lesser number without thereby changing the proportionate beneficial interest in such Series of the Trust. Issuances and redemptions of Shares may be made in whole Shares and/or 1/1,000ths of a Share or multiples thereof as the Trustees may determine in such fractions thereof.

                  6.8. Register of Shares. A register shall be kept at the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each Series of the Trust and each Class thereof. Each such register shall be conclusive as to who are the holders of the Shares of the applicable Series and Class thereof and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.

                  6.9. Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares of the various Series. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares of the applicable Series. Any such transfer agent and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

                  6.10. Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

                  Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

                  6.11. Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust.

                                  ARTICLE VII

                                   Custodians

                  7.1. Appointment and Duties. The Trustee shall at all times employ a custodian or custodians, meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to each Series of the Trust. Any custodian, acting with respect to one or more Series, shall have authority as agent of the Trust or the Series with respect to which it is acting as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust and the 1940 Act:

                    (1) to hold the securities owned by the Trust or the Series and deliver the same upon written order;

                    (2) to receive any receipt for any moneys due to the Trust or the Series and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

                    (3)  to disburse such funds upon orders or vouchers;

                    (4) if authorized by the Trustees, to keep the books and accounts of the Trust or the Series and furnish clerical and accounting services; and

                    (5) if authorized to do so by the Trustees, to compute the net income or net asset value of the Trust or the Series or any Class thereof;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. If so directed by a Majority Shareholder Vote of the series with respect to which the custodian is acting, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote,

                  The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

                  7.2. Central Certificate System. Subject to such rules, regulations and order as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust or any Series of the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

                                  ARTICLE VIII

                                   Redemption

                  8.1. Redemptions. All outstanding Shares of any Series of the Trust may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions provided in this Article VIII. The Trust shall, upon application by any Shareholder or pursuant to authorization from any Shareholder of a particular Series, redeem or repurchase from such Shareholder outstanding Shares of such Series for an amount per share determined by the application of a formula adopted for such purpose by the Trustees with respect to such Series (which formula shall be consistent with the 1940 Act); provided that (a) such amount per share shall not exceed the cash equivalent of the proportionate interest of each share in the assets of the Series and/or Class of the Trust at the time of the repurchase or redemption and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act, and may, at any time and from time to time, pursuant to such Act, suspend such right of redemption. The procedures for effecting redemption shall be as set forth in the Prospectus with respect to the applicable Series from time to time. The proceeds of the redemption of Shares shall be paid in cash or property (tangible of intangible) or any combination thereof in the sole discretion of the Trust's Investment Advisor. The proceeds of the redemption of Shares subject to a contingent deferred sales charge (including fractional shares) shall be reduced by the amount of any applicable contingent deferred sales charge payable on such redemption with respect to the respective Class of such Shares as set forth in the Prospectus of the Fund (to the extent consistent with the 1940 Act) or such other charges, fees or expenses as may be applicable thereto.

                  8.2. Disclosure of Holding. The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code, or to comply with the requirements of any other taxing authority.

                  8.3. Redemptions of Small Accounts. The Trustees shall have the power to redeem shares of any Series at a redemption price determined in accordance with Section 8.1, (i) if at any time the total investment in such account does not have a value of at least such minimum amount as may be specified in the Prospectus for such Series from time to time, (ii) as provided by Section 3.8, or (iii) to the extent a Shareholder owns Shares equal to or in excess of a percentage of Shares of the Trust or any Series determined from time to time by the Trustees and specified in the applicable Prospectus. In the event the Trustees determine to exercise their power to redeem Shares provided in this
Section 8.3(i), the Shareholder shall be notified that the value of his account is less than the applicable minimum amount and shall be allowed 30 days to make an appropriate investment before redemption is processed.

                                   ARTICLE IX

          Determination of Net Asset Value Net Income and Distributions

                  9.1. Net Asset Value. The net asset value of each outstanding Share of each Series and Class of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act, with respect to each Series. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Prospectus with respect to the applicable Series or Class. The power and duty to make the net asset value calculations for any Series or Class may be delegated by the Trustees and shall be as generally set forth in the Prospectus with respect to the applicable Series or Class. The power and duty to make the daily calculations for any Series or Class may be delegated by the Trustees to the adviser, administrator, manager, custodian, transfer agent or such other person as the Trustees may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

                  9.2. Distributions to Shareholders.

                       (a) In the event a Series has outstanding only one Class of Shares, the Trustees shall from time to time distribute ratably among the Shareholders of any Series such proportion of the net profits, surplus (including paid-in surplus), capital, or assets with respect to such Series held by the Trustees as they may deem proper. Such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof) or any combination thereof, and the Trustees may distribute ratably among the Shareholders of any Series additional Shares of such Series in such manner, at such times, and on such terms as the Trustees may deem proper.

                       (b) In the event the Trust or a Series has outstanding more than one Class of Shares, the Trustees shall from time to time distribute ratably among each Class of Shareholders of the Trust or any Series such proportion of the net profits, surplus (including paid-in-surplus), capital or assets attributable to such Class held by the Trustees as they may deem proper, and the Trustees may distribute ratably among the Shareholders of each Class of the Trust or any Series additional Shares of such Class in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions to one Class need not be ratable with respect to distributions to Shares of any other Class of the Trust or any Series.

                       (c) Distributions pursuant to this Section 9.2 may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine and specify at the time of declaration.

                       (d) The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

                       (e) Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

                  9.3. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article IX, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the per share asset value of the Trust's Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the 1940 Act, or any securities association registered under the Securities Exchange Act of 1934, or any order of exemption issued by said Commission, all as in effect now or hereafter amended or modified.

                                   ARTICLE X

                                  Shareholders

                  10.1. Meetings of Shareholders. The Fund shall not be required to hold annual meetings of the Shareholders. A Special Meeting of Shareholders may he called at any time by a majority of the Trustees and shall be called by any Trustee for any proper purpose upon written request of Shareholders of the Trust or such Series holding in the aggregate not less than 51% of the outstanding Shares of the Trust of Series having voting rights, such request specifying the purpose or purposes for which such meeting is to be called. Any shareholder meeting, including a Special Meeting, shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate. A Special Meeting of Shareholders of a Class of the Fund may be called with respect to the Rule 12b-l distribution plan applicable to such Class or with respect to any other proper purpose affecting only holders of Shares of such Class at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Shareholders holding in the aggregate not less than 51% of the outstanding Shares of such Class having voting rights.

                  10.2. Voting. Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by applicable law, this Declaration or resolution of the Trustees. Any matter required to be submitted to Shareholders and affecting one or more Series or Classes of such series shall require separate approval by the required vote of Shareholders of each affected Series or Class; provided, however, that to the extent required by the 1940 Act, there shall be no separate Series or Class votes on the election or removal of Trustees, the selection of auditors for the Trust, approval of any agreement or contract entered into by the Trust or any action to liquidate or dissolve the Trust. Shareholders of a particular Series shall not be entitled to vote on any matter that affects only one or more other Series. There shall be no cumulative voting in the election or removal of Trustees. The Trustees shall cause each matter required or permitted to be voted upon at a meeting or by written consent of Shareholders to be submitted to a vote of all Classes of outstanding Shares of each Series entitled to vote thereon, unless the 1940 Act or other applicable law or regulations require that the actions of the Shareholders be taken by a separate vote of one or more Classes or Series, or the Trustees determine that any matter to be submitted to a vote of Shareholders affects only the rights or interests of one or more {but not all) Classes of outstanding Shares of a particular

Series, in which case only the Shareholders of the Class or Classes so affected shall be entitled to vote thereon.

                  10.3. Notice of Meeting and Record Date. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder of record entitled to vote thereat at his registered address, mailed at least 10 days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than 130 days after the record date. For the purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting the Trustees may, without closing the transfer books, fix a date not more than 100 days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes.

                  10.4. Quorum and Required Vote.

                       (a) The holders of a majority of outstanding shares of the Trust present in person or by proxy shall constitute a quorum at any meeting of the Shareholders for purposes of conducting business on which a vote of Shareholders of the Trust is being taken. The holders of a majority of outstanding Shares of the applicable Series present in person or by proxy shall constitute a quorum at any annual or special meeting of the Shareholders for purposes of conducting business on which a vote of Shareholders of such Series is being taken. The holders of a majority of outstanding Shares of a Class present in person or by proxy shall constitute a quorum at any meeting of the Shareholders of such Class for purposes of conducting business on which a vote of Shareholders of such Class is being taken.

                       (b) Subject to any provision of applicable law requiring greater or lesser votes, this Declaration or resolution of the Trustees specifying a greater or lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, (i) the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Shareholders with respect to such matter, (ii) where a separate vote of any Series is also required on any matter, the affirmative vote of a majority of the Shares of such Series present in person or represented by proxy at the meeting shall be the act of the shareholders of such Series with respect to such matter, and (iii) where a separate vote of any Class is required on any matter, the affirmative vote of a majority of the Shares of such Class present in person or represented by proxy at the meeting shall be the act of the Shareholders of such Class with respect to such matter.

                  10.5. Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

                  10.6. Reports. The Trustees shall cause to be prepared with respect to each Series at least annually and more frequently to the extent and in the form required by law a report of operations containing a balance sheet and statement of income and undistributed income of the applicable Series of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. It is contemplated that separate reports may be prepared for the various Series. Copies of such reports shall be mailed to all Shareholders of record of the applicable Series within the time required by the 1940 Act, and in any event within a reasonable period preceding the meeting of Shareholders. The Trustees shall, in addition, furnish to the Shareholders at least semi-annually to the extent required by law, interim reports containing an unaudited balance sheet of the Series as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

                  10.7. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Delaware business corporation.

                  10.8. Shareholder Action by Written Consent. Any action which may be taken by Shareholders by vote may be taken without a meeting if the holders entitled to vote thereon of the proportion of Shares required for approval of such action at a meeting of Shareholders pursuant to Section 10.4 consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE XI

            Duration: Termination of Trust; Amendment; Mergers, Etc.

                  11.1. Duration. Subject to possible termination in accordance with the provisions of Section 11.2 hereof, the Trust created hereby shall have perpetual existence.

                  11.2. Termination.
                       (a) The Trust may be terminated, after two thirds of the Trustees have approved a resolution therefor, upon approval by a majority of all the Shareholders voting as one Class. Any Series may be terminated, after two-thirds of the Trustees thereof have approved a resolution therefor, upon approval by a majority of all the Shareholders of such Series and its

Classes, all voting as one Class. Any Class may be terminated by vote of a majority of that Class and two-thirds of the Trustees thereof. Upon the termination of the Trust or any Series:

                   (i) The Trust or such Series shall carry on no business except for the purpose of winding up its affairs.

                   (ii) The Trustees shall proceed to wind up the affairs of
                        the Trust or such Series and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or such Series shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or such Series, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property by the Trust or any Series shall require approval of the principal terms of the transaction and the nature and amount of the consideration by Shareholders.

                  (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property of any Series, in cash or in kind or partly each, among the Shareholders of such Series according to their respective rights.

                       (b) After termination of the Trust or any Series and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease. Upon termination of any Series, the Trustees shall thereunder be discharged from all further liabilities and duties with respect to such Series, and the rights and interests of all Shareholders of such Series shall thereupon cease.

                  11.3. Amendment Procedure.

                       (a) This Declaration may be amended, after a majority of the Trustees have approved a resolution therefor, by the affirmative vote of the holders of not less than a majority of the affected Shares. The Trustees also may amend this Declaration without any vote of Shareholders to divide the Trust into one or more Series or additional Series, to divide the Shares of the Trust or any Series into one or more Classes or additional Classes, to change the name of the Trust or any Series or Class thereof, to make any change that does not adversely affect the relative rights or preferences of any Series or Class or, as they may deem necessary, to conform this Declaration to the requirements of the 1940 Act or any other applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Code, but the Trustees shall not be liable for failing to do so.

                       (b) No amendment may be made under Section 11.3(a) above, which would change any rights with respect to any Shares of the Trust or any Series or Class thereof by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote of the holders of two-thirds of the Shares of the Trust or such Series or Class. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

                       (c) An amendment duly adopted by the requisite vote of the Board of Trustees and, if required, the Shareholders as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Trustees or Shareholders, as the case may be. A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Trustees and, if required, the Shareholders as aforesaid, or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust or at such other time designated by the Board.

                  Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of Shares of the Trust or a Series or Class of the Trust, as the case may be, shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

                  11.4. Merger, Consolidation and Sale of Assets. The Trust or, any Series or Class may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property or the property of such Series or Class, including its good will, upon such terms and conditions and for such consideration when and as authorized by two-thirds of the Trustees and approved by a majority vote of the affected Shareholders and any such merger, consolidation, sale, lease or ex-change shall be determined for all purposes to have been accomplished under and pursuant to the statutes of the State of Delaware. Any Series may so merge, consolidate or effect a sale or exchange of assets when and as authorized by the trustees and approved by Shareholders.

                  11.5. Incorporation. Upon approval by Shareholders, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Trust holds or is about to acquire shares or any other interests. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, limited liability company, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, limited liability companies, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organizations or entities.

                                  ARTICLE XII

                                  Miscellaneous

                  12.1. Filing. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the State of Delaware and in such other places as may be required in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and shall, upon filing with the Secretary of the State of Delaware, be conclusive evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all amendments theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the State of Delaware, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

                  12.2. Resident Agent. The Trust shall maintain a resident agent in the State of Delaware, which agent shall initially be Wilmington Trust Company, Wilmington Trust Center, Rodney Square North, Wilmington, Delaware 19890. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the State.

                  12.3. Governing Law. This Declaration is executed by the Trustees and delivered in the State of Delaware and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to laws of said State and reference shall be specifically made to the business corporation law of the State of Delaware as to the construction of matters not specifically covered herein or as to which an ambiguity exists, although such law shall not be viewed as limiting the powers otherwise granted to the Trustees hereunder and any ambiguity shall be viewed in favor of such powers.

                  12.4. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

                  12.5. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust or any Series thereof, (c) the establishment of any Series, (d) the due authorization of the execution of any instrument or writing, (e) the form of any vote passed at a meeting of Trustees or Shareholders, (f) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (g) the form of any By Laws adopted by or the identity of any officers elected by the Trustees, or (h) the existence of any fact or facts which in any manner relate to the affairs of the Trust or any Series, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

                  12.6. Provisions in Conflict with Law or Regulation.

                       (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

                       (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or enforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

                  IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

By:    /s/ G. Moffett Cochran
      ---------------------------------------------------------------
      Name:  G. Moffett Cochran
      Title:  President



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